UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) This current report on Form 8-K/A supplements and amends IDT Corporation’s (the “Registrant”) Current Report on Form 8-K, filed on April 7, 2007, in connection with Mr. Morris Lichtenstein’s resignation as Chief Executive Officer of the Registrant’s telecom division and as Executive Vice President - Telecom of the Registrant on April 1, 2008.

On April 8, 2008, the Registrant and Mr. Lichtenstein entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement provides that the Registrant will pay Mr. Lichtenstein, whose employment with the Registrant terminated on April 1, 2008 (the “Separation Date”), severance pay of $3.3 million, of which $2.6 million will be paid on April 15, 2008, $200,000 on June 15, 2008 and $500,000 on December 10, 2008. The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Separation Agreement set forth above are qualified in their entirety by reference to such exhibit.

Effective April 15, 2008, Mr. Lichtenstein and the Registrant also entered into a Consulting Agreement (the “Consulting Agreement”) pursuant to which Mr. Lichtenstein agreed to provide consulting services to the Registrant and its divisions, subsidiaries and affiliates, on a non-exclusive basis. The term of the Consulting Agreement will extend to December 15, 2008, unless earlier terminated. In consideration for Mr. Lichtenstein’s consulting services, the Registrant will pay Mr. Lichtenstein the sum of Four Hundred Twenty-Five Thousand Dollars ($425,000.00) per month of each month during the term of the Consulting Agreement. The Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Consulting Agreement set forth above are qualified in their entirety by reference to such exhibit.

In exchange for the benefits offered in the Separation Agreement and Consulting Agreement, Mr. Lichtenstein provided to the Registrant a general release with respect to any claims arising out of his employment or separation from employment and is subject to non-disclosure, non-solicitation, non-competition and non-disparagement provisions after the Separation Date.

As part of the Registrant’s previously announced incentive compensation program whereby the Registrant’s telecom division’s management team and other key employees were compensated by sharing in the telecom division’s positive cash flows generated by the businesses they operate or develop, as well as proceeds from monetization of assets and growth in the value created in the telecom division, Mr. Lichtenstein previously received payments of $1.2 and $1.5 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Confidential Separation Agreement and General Release between Morris Lichtenstein and the Registrant, dated April 8, 2008.

10.2	Consulting Agreement between Morris Lichtenstein and the Registrant, dated April 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name: James A. Courter
Title: Chief Executive Officer

Dated: April 14, 2008

EXHIBIT INDEX

Exhibit Number	Document

10.1	Confidential Separation Agreement and General Release between Morris Lichtenstein and the Registrant, dated April 8, 2008.

10.2	Consulting Agreement between Morris Lichtenstein and the Registrant, dated April 8, 2008

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